Exhibit 10.18

                Marvin Traub and Associates Consulting Agreement

                          Marvin Traub Associates, Inc.

                               535 Madison Avenue

                               New York, NY 10022

March 28, 2002

Mr. Patrick Kenny
Maxmillian Partners LLC
30 Old Wagon Road
Ridgefield, CT 06877

                  Re:  Consulting Agreement

Dear Patrick:

This letter confirms the mutual understanding and agreement between Maxmillian Partners LLC (the "Company") and Marvin Traub Associates, Inc. ("MTA") with respect to the Company's engagement of MTA to provide services upon the terms and conditions specified herein.

1. Engagement. The Company hereby retains MTA to perform, and MTA hereby agrees to perform, consulting and advisory services for the Company during the term of this agreement. These services shall include working with the Company and its Chairman to develop and implement marketing ideas and concepts in connection with the proposed beverage industry roll-up. Such services shall be performed at such times and at such locations as shall be mutually satisfactory to MTA and the Company. MTA is being engaged as an independent contractor and will not be an agent of the Company, and the officers and employees of MTA shall act solely on behalf of MTA and shall not be officers, employees or agents of the Company.

The services to be performed by MTA hereunder shall be performed by Marvin S. Traub, who agrees, if requested to do so, to serve on the Board of Advisors.

2. Compensation and Expenses. As compensation for the services to be performed hereunder, the Company shall pay MTA an annual fee of $100,000. such fee shall be payable quarterly in advance.

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MTA also will be reimbursed by the Company for all reasonable out-of-pocket business and travel expenses incurred or paid by MTA during the term of this agreement in the course of MTA's performance of services for the Company hereunder, within 30 days following submission of customary documentation therefore. MTA shall be entitled to reimbursement for first class airfare.

3. Term. The initial term of MTA's engagement hereunder shall commence on the earlier of the date of formation of the limited liability company referred to in paragraph 8 or April 1, 2002 and shall terminate on the first anniversary of the commencement date. Such initial term shall continue thereafter until either party give 90 days' prior written notice to the other party of its intention to terminate this agreement.

4. Confidential Information. During the term of this agreement, MTA shall, and shall cause its officers and employees to keep secret and retain in strictest confidence, and shall not use for its benefit or the benefit of others, any and all confidential information relating to the Company disclosed to MTA in the course of its consultancy including, without limitation, trade secrets, customer lists and other secret or confidential aspects of the Company's business, and MTA shall not disclose such information, nor permit its officers or employees to disclose such information to anyone outside the Company or any of its affiliates, except in the performance by MTA of its services hereunder or as required by law in connection with any judicial or administrative proceeding or inquiry (provided prior written notice thereof is given by MTA to the Company) or with the Company's prior written consent, unless such information is know generally to the public or the trade through sources other than MTA's (or its officers' or employees') unauthorized disclosure.

5. Entire Agreement. This agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements and understandings with respect thereto, oral or otherwise.

6. Amendment. No amendment, modification or waiver of this agreement or any of its provisions shall be binding unless made in writing and signed by both parties hereto, except in the case of a waiver or consent, which shall be signed by the party against which enforcement in sought.

7. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirety with such state.

8. Assignment. Upon establishment of a limited liability company formed as the platform for the beverage industry roll-up, this agreement shall be assigned to, and become the obligation of, such limited liability company.

If the foregoing accurately reflects the agreement between us, please confirm your approval and acceptance thereof by signing the enclosed copy of this letter and returning it to the undersigned.

Very truly yours,

MARVIN TRAUB ASSOCIATES, INC.


By: /s/ Marvin S. Traub
    -------------------
Name: Marvin S. Traub
Title:  President

AGREED AND ACCEPTED:

MAXMILLIAN PARTNERS LLC


By: /s/ J. Patrick Kenny
    --------------------
Name: Patrick Kenny
Title: